RockTenn

Deutsche Bank Global Industrials and Basic Materials Conference

June 4, 2014


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slides entitled “Tacoma Mill Acquisition”, “Realigning to Better Serve Our Customers”, and “Increasing Shareholder Value”, that give guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from the Smurfit-Stone Acquisition and the Tacoma Mill Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

Who We Are – RockTenn

Overview	• One of North America's leading integrated manufacturers of corrugated and consumer packaging
Employees	• ~26,000
Production	• ~9.8 million tons of mill capacity • Approximately 100 billion square feet of converting production
Locations	• ~200 operating facilities, primarily in North America





AMAZING ASIAN. AMAZINGLY EASY.



RockTenn
Meta Tray-8

LTM 2Q FY2014 – including Tacoma Mill (1)
Net Sales: $10.0 billion



Merchandising Displays 7%
Recycling 4%
Consumer Packaging 19%
Corrugated Packaging 70%

LTM 2Q FY2014 – including Tacoma Mill (1)
Segment Income: $1.1 billion



Merchandising Displays 7%
Recycling 1%
Consumer Packaging 22%
Corrugated Packaging 70%

(1) LTM 2Q FY2014 combined financial results of RockTenn and Tacoma mill for those periods

Strong Runway of Opportunity to Increase Shareholder Value


Increase Shareholder Value
Focus on Paper and Packaging Markets
Attractive Market Position and Footprint
Disciplined Approach to Business
Strong Cash Flow Generation
Capital Allocation Strategy to 2.0x Leverage Ratio Target
Invest to Maintain and Improve our Operations
Make Acquisitions that Improve our Business
Return Capital through Dividends and Share Buybacks

Solid Financial Results

Adjusted Earnings Per Share (1)



$8.00
$6.00
$4.00
$2.00
$0.00
$4.48
$7.75
73%
FY2012
LTM 2Q FY2014

LTM Credit Agreement EBITDA (2)



$ in millions
$1,800
$1,400
$1,000
$600
$200
$1,179
$1,555
32%
FY2012
LTM 2Q FY2014

Free Cash Flow Per Share (3)



$16.00
$12.00
$8.00
$4.00
$0.00
$7.18
$12.53
75%
FY2012
LTM 2Q FY2014

Leverage Ratio (2)



3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
2.96x
41%
2.0x Target
1.75x
FY2012
LTM 2Q FY2014

(1) On a GAAP basis, EPS was $3.45 in FY2012 and $6.94 in LTM 2Q FY2014. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(3) We refer to Free Cash Flow as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense" See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Tacoma Mill Acquisition



- On May 16, RockTenn acquired the Tacoma mill
- Strategically important addition to our system; complementary West Coast location will create significant supply chain efficiencies for RockTenn
- Purchase price of approximately $343 million, or less than 6x EBITDA based on LTM 2Q FY2014 financial results, including expected synergies
  - Integration going well and synergy capture is ahead of schedule

Realigning to Better Serve our Customers

- In April, we created two well coordinated business units to better partner with our customers by leveraging our entire suite of products
- Aligns our mill operating expertise together and separately our packaging design and operations expertise together to improve focus on mill and converting operations across the Company
  - Paper Solutions, led by Jim Porter includes containerboard and paperboard mill operations and sales of containerboard, paperboard and pulp to independent convertors and export markets, and recycled fiber business
  - Packaging Solutions, led by Mike Kiepura to include corrugated box, folding carton, partition and Merchandising Displays businesses
- Will also allow us to better identify and leverage talent across the organization and provide more development opportunities for co-workers

Increasing Shareholder Value

- Disciplined approach to business
  - Improved operational execution
  - Capital investment for strong returns
- Broad portfolio of assets and businesses that operate in stable end markets
  - Operate in multiple paper packaging businesses primarily in North America
- Strong cash flow generation and healthy balance sheet
  - Leverage less than 2.0x
  - FY2014 free cash flow estimated in the range of $11.75 to $12.25 per share
- Acquisitions that improve our business
  - Demonstrated capability of identifying, executing on and integrating acquisitions that exceed financial targets; Tacoma mill acquisition
- Maintain a disciplined capital allocation strategy
  - Have repurchased greater than 600K shares under 5 million share repurchase authorization
  - Consistent increases in dividend payout

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures, business interruption items and other expense expected to be reimbursed and sales discounts given in connection with sales of accounts receivable. For additional information on the calculation of "EBITDA" under our Credit Agreement, see the Amended and Restated Credit Agreement, dated as of September 27, 2012, as subsequently amended on June 7, 2013 and November 25, 2013, filed as Exhibit 10.1 to our Form 8-K (dated September 27, 2012), Exhibit 10.1 to our Form 8-K (dated June 7, 2013) and Exhibit 4.1 to our Form 10-Q (for the quarterly period ended December 31, 2013), respectively.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense. "Net Debt Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Adjusted EPS Reconciliation

($ in millions, except per share data)

	FY2012	3Q FY2013	4Q FY2013	1Q FY2014	2Q FY2014	LTM 2Q FY2014 [2]
Net income attributable to Rock-Tenn Company Shareholders	$ 249.1	$ 140.1	$ 176.5	$ 109.7	$ 82.8	$ 509.1
Alternative fuel mixture credit tax reserve adjustment	-	-	-	-	-	-
Restructuring and other costs [1]	57.8	18.0	19.1	12.2	9.5	58.8
Loss on extinguishment of debt	16.3	-	-	-	-	-
Acquisition inventory step-up	0.5	-	-	-	0.2	0.2
Adjusted net income	$ 323.7	$ 158.1	$ 195.6	$ 121.9	$ 92.5	$ 568.1
Earnings per diluted share	$ 3.45	$ 1.91	$ 2.40	$ 1.50	$ 1.13	$ 6.94
Alternative fuel mixture credit tax reserve adjustment	-	-	-	-	-	-
Restructuring and other costs [1]	0.80	0.25	0.26	0.16	0.14	0.81
Loss on extinguishment of debt	0.23	-	-	-	-	-
Acquisition inventory step-up	-	-	-	-	-	-
Adjusted earnings per diluted share	$ 4.48	$ 2.16	$ 2.66	$ 1.66	$ 1.27	$ 7.75

(1) Restructuring and other costs and operating losses and transition costs due to plant closures
(2) LTM 2Q FY2014 per share amounts are calculated as the sum of the last four quarters

Net Debt Reconciliation

($ in millions)

	March 31, 2014	March 31, 2013	September 30, 2012	September 30, 2011
Current Portion of Debt	$ 32.0	$ 29.7	$ 261.3	$ 143.3
Long-Term Debt Due After One Year	2,634.8	3,149.3	3,151.2	3,302.5
Total Debt	2,666.8	3,179.0	3,412.5	3,445.8
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	(0.1)	(0.4)
	2,666.8	3,179.0	3,412.4	3,445.4
Less: Cash and Cash Equivalents	(32.2)	(51.3)	(37.2)	(41.7)
Net Debt	$ 2,634.6	$ 3,127.7	$ 3,375.2	$ 3,403.7

Free Cash Flow [(1)]

($ in millions, except per share data)

	FY2012	LTM 2Q FY2014
Net debt repayment [(2)]	$ 28.5	$ 493.1
Cash dividends paid to shareholders	56.5	94.1
Pension and postretirement funding more than expense	305.4	211.1
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	127.3	66.4
Purchases of Common Stock	-	53.0
Free Cash Flow [(1)]	$ 517.7	$ 917.7
Average diluted shares outstanding (in millions)	72.1	73.2
Free Cash Flow per Share	$ 7.18	$ 12.53

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension Funding in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except ratio)	FY2012	LTM 2Q FY2014
Consolidated Net Income	$ 252.2	$ 514.1
Interest Expense, net	108.0	87.1
Income Taxes	136.9	263.7
Depreciation and Amortization	534.3	561.5
Additional Permitted Charges (1)	147.5	128.5
Credit Agreement EBITDA	**$ 1,178.9**	**$ 1,554.9**
Current Portion of Debt	261.3	$ 32.0
Long-Term Debt due after one year	3,151.2	2,634.8
Total Debt	$ 3,412.5	$ 2,666.8
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	(0.1)	-
Total Debt Less Hedge Adjustments	$ 3,412.4	$ 2,666.8
Plus: Letters of Credit, Guarantees and Other Adjustments	73.2	55.6
Total Funded Debt	**$ 3,485.6**	**$ 2,722.4**
Leverage Ratio	**2.96x**	**1.75x**

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition